                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant    |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement        |_| Confidential, For Use of the
                                            Commission Only
                                            (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|X|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 ENDOCARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

         |X|   No fee required.
         |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
               and 0-11.

               (1) Title of each class of securities to which transaction applies:
               (2) Aggregate number of securities to which transaction
                   applies:
               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               (4) Proposed maximum aggregate value of transaction:
               (5) Total fee paid:
--------------------------------------------------------------------------------
         |_|   Fee paid previously with preliminary materials.

         |_|   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

               1) Amount previously paid:
               2) Form, Schedule or Registration Statement no.:
               3) Filing Party:
               4) Date Filed:
--------------------------------------------------------------------------------

                           [ENDOCARE LETTERHEAD HERE]



FOR RELEASE JUNE 13, 2003 at 7:30 AM EDT
----------------------------------------

Investor Contact:
-----------------
Matt Clawson
Allen & Caron, Inc.
949/474-4300
matt@allencaron.com
www.allencaron.com


                      OPEN LETTER TO ENDOCARE STOCKHOLDERS

IRVINE, CA (June 13, 2003) . . . Endocare, Inc. (ENDO.PK), an innovative medical device company focused on the development of minimally invasive technologies for tissue and cancer tumor ablation, today published the following letter to its stockholders.



To the Stockholders of Endocare, Inc.:

         Endocare, Inc. is writing this letter to its stockholders to inform them of several facts regarding a group of insurgents who currently are waging a proxy contest seeking to replace the Board of Directors of Endocare. This group, which refers to itself as the "Committee to Revitalize Endocare," includes the following persons: Douglas O. Chinn, M.D., Solana Capital Partners, Inc., David Eller, William A. Barry, Joseph L. D'Angelo, Robert P. Fry, M.D., J.D., Kurt Landgraf and John R. Queen. The proxy contest is being funded by Solana Capital Partners, Inc.

         We urge our stockholders to consider the following facts regarding the insurgents. These facts recently were disclosed in depositions taken of Dr. Chinn and Luke D. D'Angelo, the managing director and secretary of Solana Capital Partners, Inc., in connection with litigation in Delaware Chancery Court relating to Dr. Chinn's request to inspect our books and records:


         o In what we believe to be a violation of federal securities laws, none of the agreements described below between Dr. Chinn and Solana Capital Partners, Inc. were disclosed in the insurgent's original preliminary proxy materials filed on May 8, 2003 with the Securities and Exchange Commission. To the contrary, the insurgent's original preliminary proxy materials stated expressly that no such arrangements or understandings among the insurgents exist. In addition, the insurgents' preliminary proxy materials have not disclosed the amendments to the consulting arrangements between Solana Capital Partners, Inc. and Messrs. Barry and Eller discussed below.



                               MORE - MORE - MORE

  LETTER TO ENDOCARE STOCKHOLDERS
  Page 2-2-2

         o According to Luke D'Angelo, Messrs. Barry and Eller have been paid $50,000 to date for the use of their names and assistance with the proxy contest, and recently renewed consulting agreements with Solana Capital Partners, Inc. that provide a $20,000 per month payment. If successful in the proxy contest, Messrs. Barry and Eller will be entitled to a "success fee" of 100% of the amounts paid to them pursuant to their consulting agreements. Thus, if they are successful at the September 30, 2003 annual meeting, and they are paid $20,000 per month pursuant to their existing consulting agreements, Messrs. Barry and Eller collectively will receive more than $500,000 for agreeing to serve as nominees on the insurgents' slate.

         o If the proxy contest is successful, Solana Capital Partners, Inc. or Solana Venture Group, L.P., a fund managed by Solana Capital Partners, Inc., will seek to be awarded Endocare shares or stock options, in addition to Solana Capital Partners, Inc. being reimbursed for costs and expenses relating to the proxy contest.

         o On March 27, 2003, Dr. Chinn and Solana Capital Partners, Inc. executed an agreement in which Solana Capital Partners, Inc. granted to Dr. Chinn a "first right of refusal" for 16.5% of the Endocare shares or stock options that the insurgents might award to Solana Venture Group, L.P. if the proxy contest is successful.

         o To date, Dr. Chinn has advanced to Solana Capital Partners, Inc. $200,000 to cover costs and expenses relating to the proxy contest. An agreement executed by Dr. Chinn and Solana Capital Partners, Inc. provides that Solana Capital Partners, Inc. will repay to Dr. Chinn all amounts that Dr. Chinn has advanced relating to the proxy contest. This repayment will consist of (i) cash, or (ii) the assignment to Dr. Chinn of limited partnership units in Solana Venture Group, L.P.

         o In addition to the agreement between Dr. Chinn and Solana Capital Partners, Inc. that is described above, on March 5, 2003 Dr. Chinn and Solana Capital Partners, Inc. executed two earlier agreements outlining their strategy with respect to Endocare. These agreements indicate that, if a proxy contest were unsuccessful, Dr. Chinn and Solana Capital Partners, Inc. intended to "move to Plan C, which will either be an offer to buy out Endocare with a Tender offer from a Shell Co. or outside financing." IN THEIR DEPOSITIONS, DR. CHINN AND LUKE D'ANGELO STATED THAT THEY SUBSEQUENTLY RESCINDED THE MARCH 5 AGREEMENTS, ON THE ADVICE OF LEGAL COUNSEL.

         o As of December 31, 2002, Endocare and Dr. Chinn agreed to terminate their ongoing consulting relationship and Endocare paid Dr. Chinn a lump sum of $175,000.


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

LETTER TO ENDOCARE STOCKHOLDERS
Page 3-3-3



         o Based on the deposition testimony of Luke D'Angelo, we believe that, if successful in the proxy contest, Dr. Chinn plans to be appointed Chief Medical Officer of Endocare, Inc. with the hope that his compensation would be at a rate comparable to what he was making in private practice.


         o If these insurgents are successful, the directorial slate of the Committee to Revitalize Endocare will include FOUR out of six members with significant direct or indirect economic interests or expectations arising out of that success. Substantial cash payments will be due to Messrs. Barry and Eller. Dr. Chinn and Solana Capital Partners, Inc. expect to be reimbursed for their $200,000 advance and other costs and expenses incurred relating to the proxy contest. Solana Capital Partners, Inc. and Dr. Chinn will seek to be issued Endocare shares or stock options as a success fee. As disclosed in the insurgents' prior proxy filings, one of the slate of six is the father of an employee of Solana Capital Partners, Inc. and another of the insurgents is the father of a principal of Solana Capital Partners, Inc.

         We urge our stockholders to consider the foregoing facts carefully before granting any proxy in connection with our Annual Meeting of Stockholders scheduled for September 30, 2003. We appreciate your time and attention to these matters, which are very important to the future of Endocare, Inc.

                                    Very truly yours,

                                    ENDOCARE, INC.


                                    By:    /s/ William J. Nydam
                                           -------------------------------------
                                           William J. Nydam
                                           President and Chief Operating Officer

         WE ADVISE YOU TO READ OUR PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, WE WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO OUR PROXY SOLICITOR AT ITS TOLL-FREE NUMBER:
1-888-750-5884.

         Endocare, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Endocare, Inc. stockholders with respect to the Annual Meeting of Stockholders scheduled for September 30, 2003. The following table sets forth information regarding our directors' and executive officers' beneficial ownership of our Common Stock as of May 15, 2003. Additional information regarding our directors and executive officers will be included in the proxy statement that we will file with the SEC.

                               MORE - MORE - MORE

LETTER TO ENDOCARE STOCKHOLDERS
Page 4-4-4

                                                    NUMBER OF SHARES
                                                    ----------------
NAME                      POSITION                  BENEFICIALLY OWNED (1) PERCENTAGE OF TOTAL (1)
------------------------- ------------------------- ---------------------- -----------------------
Paul W. Mikus             Chairman of the Board               790,000 (2)                    3.3%
------------------------- ------------------------- ---------------------- -----------------------
Peter F. Bernardoni       Director                            628,707 (3)                    2.6%
------------------------- ------------------------- ---------------------- -----------------------
Robert F. Byrnes          Director                            296,613 (4)                    1.2%
------------------------- ------------------------- ---------------------- -----------------------
Benjamin Gerson, M.D.     Director                             40,000 (5)                       *
------------------------- ------------------------- ---------------------- -----------------------
Ronald A. Matricaria      Director                             10,000 (6)                       *
------------------------- ------------------------- ---------------------- -----------------------
Michael J. Strauss, M.D.  Director                             60,000 (7)                       *
------------------------- ------------------------- ---------------------- -----------------------
Thomas R. Testman         Director                                 -- (8)                      --
------------------------- ------------------------- ---------------------- -----------------------
William J. Nydam          President and Chief                      -- (9)                      --
                          Operating Officer
------------------------- ------------------------- ---------------------- -----------------------
John V. Cracchiolo        President, Interventional          161,542 (10)                       *
                          Radiology and Secretary
------------------------- ------------------------- ---------------------- -----------------------
Jay J. Eum                Chief Technology Officer           203,751 (11)                       *
------------------------- ------------------------- ---------------------- -----------------------
Katherine Greenberg       Senior Vice President and               -- (12)                       *
                          Chief Financial Officer
------------------------- ------------------------- ---------------------- -----------------------
Kevin M. Quilty           Senior Vice President,             126,666 (13)                       *
                          Sales and Marketing
------------------------- ------------------------- ---------------------- -----------------------
TOTAL                                                      2,317,279 (14)                    9.5%


* Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock relating to options or convertible securities currently exercisable, or exercisable within 60 days of May 15, 2003, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. As of May 15, 2003, there were 24,302,454 shares of Common Stock outstanding.

(2) Includes 615,000 shares subject to options that are exercisable within 60 days after May 15, 2003.

(3) Includes 588,707 shares held by Technology Funding Partners III, L.P., Technology Funding Venture Partners IV, an Aggressive Growth Fund, L.P. and Technology Funding Venture Partners V, an Aggressive Growth Fund, L.P. (collectively, the "Funds") and 30,000 shares subject to options that are exercisable within 60 days after May 15, 2003. Mr. Bernardoni is an officer of Technology Funding, Inc. and a partner of Technology Funding, Ltd., each a general partner of the Funds. Mr. Bernardoni has sole voting and shared investment power with respect to all shares owned by the Funds, and therefore may be deemed to be beneficial owner of such shares.

(4) Includes 10,000 shares subject to options that are exercisable within 60 days after May 15, 2003.

(5) Includes 30,000 shares subject to options that are exercisable within 60 days after May 15, 2003.

(6) Represents 10,000 shares subject to options that are exercisable within 60 days after May 15, 2003.

(7) Includes 45,000 shares subject to options that are exercisable within 60 days after May 15, 2003.

(8) Mr. Testman has served as a director since May 2003. Mr. Testman received an option to purchase 20,000 shares of Common Stock granted on April 26, 2003, of which no shares are exercisable within 60 days after May 15, 2003.


                               MORE - MORE - MORE

LETTER TO ENDOCARE STOCKHOLDERS
Page 5-5-5


(9) Mr. Nydam joined us as President and Chief Operating Officer in March 2003. Mr. Nydam received options to purchase 750,000 shares of Common Stock on March 3, 2003, of which no shares are exercisable within 60 days after May 15, 2003.

(10) Includes 161,542 shares subject to options that are exercisable within 60 days after May 15, 2003.

(11) Represents 203,751 shares subject to options that are exercisable within 60 days after May 15, 2003.

(12) Ms. Greenberg joined us as Chief Financial Officer in March 2003. Ms. Greenberg received an option to purchase 250,000 shares of Common Stock on March 3, 2003, of which no shares are exercisable within 60 days after May 15, 2003.

(13) Represents 126,666 shares subject to options that are exercisable within 60 days after May 15, 2003.

(14) Includes 1,231,959 shares subject to options that are exercisable within 60 days after May 15, 2003.



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